UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020 (April 15, 2020)

Allied Corp.
(Exact Name of Registrant as Specified in its Charter)

Nevada	0-27675	33-1227173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 St. Paul St., Suite 201, Kelowna, BC Canada	V1Y 9N2
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 255-4337

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Company will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) (the “Order”) to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended February 29, 2020 (the “February 10-Q”) due to the circumstances related to COVID-19. In particular, COVID-19 has caused disruptions in our normal interactions with our accounting personnel, legal advisors, auditors and others responsible for preparation of the February 10-Q. The Company has historically provided its auditors and other legal and financial advisors with full access to work papers and related information. Because the audit personnel and other legal and financial advisors are now working remotely as much as possible, and relying on the Company to scan work papers and other documents, the Company’s ability to complete its audit and file the February 10-Q prior to its due date will be delayed. Notwithstanding the foregoing, the Company expects to file the February 10-Q no later than May 14, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Corp.
(Registrant)

Dated: April 15, 2020	By:	/s/ Calum Hughes
Chief Executive Officer

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